SECURITIES AND EXCHANGE COMMISSION

                             Washington DC 20549

                                FORM 8-K


                             CURRENT REPORT
       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): October 10, 2002



                                TMS, INC.
               (Exact name of registrant as specified in its charter)




 Oklahoma  (State or other             0-18250                  91-1098155
      Jurisdiction of                (Commission             (I.R.S. Employer
       Incorporation)               File Number)           Identification No.)


                           206 West Sixth Avenue
                              P.O. Box 1358
                       Stillwater, Oklahoma 74074

                            (405) 377-0880

(Address, including zip code, and telephone numbers, including area code, of principal executive offices)

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ITEM 5. OTHER EVENTS

On October 10, 2002, we entered into a series of agreements with Measurement Incorporated, a provider of writing and performance assessment hand-scoring services, for the development and sale of our Virtual Scoring Center technology.

TMS and Measurement Incorporated have formed a new entity, VSC Technologies, LLC, and we transferred our ownership rights in the Virtual Scoring Center technology to the new entity in exchange for a one-time cash payment of $250,000 and a 50% ownership interest in the venture. Measurement Incorporated holds the remaining 50% ownership interest.

Under our agreements with Measurement Incorporated, each company will have defined marketing rights to the Virtual Scoring Center product and will contribute royalties to our newly-formed venture. TMS and Measurement Incorporated will share software development and other direct marketing and administrative costs equally, and cash flows from the venture will generally be distributed in proportion to our respective revenue and capital contributions.

The agreement completes a process announced to shareholders in February 2002, when we signed a non-binding letter of intent with Measurement Incorporated.

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